EXHIBIT 3.2
                                                         PITTWAY CORPORATION
                                                              JUNE 30, 1998

                                                                   FORM 10-Q

                          CERTIFICATE OF AMENDMENT

                                    OF THE

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            STANDARD SHARES, INC.


           Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware
           _______________________________________________________

          The undersigned, Irving B. Harris and Nicholas J. Caccamo, being, respectively, the President and Secretary of Standard Shares, Inc., a Delaware corporation (the "Company"), do hereby certify as follows:

          1. That the Restated Certificate of Incorporation of the Company is hereby amended by the addition of Paragraph 4 to Article SIXTH thereto, which shall read in its entirety as follows:

          "4.   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, ( ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, ( iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended, after approval by the stockholders of this provision, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

          2. That, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, such amendment was declared advisable by unanimous vote of the Directors of the Company at a meeting held on May 6, 1987, and has been duly adopted at a meeting held on June 24, 1987, by a majority of the outstanding stock of the Company entitled to vote thereon, including a majority of the votes cast by shares of stock which were not beneficially owned either by members of the Harris family or by Directors of the Company.

          IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment this 23rd day of June, 1987.



                                                 _____________________________
                                                 Irving B. Harris
                                                 President

Attest:

_____________________________
Nicholas J. Caccamo
Secretary